Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for UTC North American Fund, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to UTC North American Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 26, 2012